EXHIBIT 99.1

Trilogy Investors, LLC

Unaudited Condensed Consolidated Financial Statements

September 30, 2015

Contents

Condensed Consolidated Financial Statements

Condensed Consolidated Balance Sheets	1
Condensed Consolidated Statements of Comprehensive Income	2
Condensed Consolidated Statement of Members’ Equity	3
Condensed Consolidated Statements of Cash Flows	4
Notes to Unaudited Condensed Consolidated Financial Statements	5

Trilogy Investors, LLC

Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	Unaudited
	September 30,	December 31,
	2015	2014
Assets
Current assets:
Cash and equivalents	$16,468	$14,855
Resident cash	639	648
Accounts receivable, less allowance for bad debt ($11.3 million
and $12.3 million, respectively)	79,022	70,712
Inventory	15,010	14,099
Prepaid expenses	4,247	3,884
Other current assets	15,008	11,317
Total current assets	130,394	115,515

Property and equipment, net	545,964	530,871

Other assets:
Goodwill	134,167	132,446
Intangible assets	24,367	20,596
Certificates of need	32,301	32,269
Deferred financing costs	11,033	13,618
Restricted funds	21,690	19,950
Deposits and other assets	10,954	7,931
Total other assets	234,512	226,810
	$910,870	$873,196
Liabilities and equity
Current liabilities:
Accounts payable	$16,592	$19,148
Accrued salaries and payroll	21,987	18,685
Current portion of accrued swap liability	2,432	2,271
Accrued expenses and other	42,127	37,228
Resident funds liability	639	648
Current maturities of long-term debt (Note 4)	9,226	4,241
Current maturities of capital leases	7,037	7,220
Total current liabilities	100,040	89,441

Long-term liabilities:
Line of credit (Note 4)	267,100	254,100
Long-term debt (Note 4)	243,074	235,471
Capital leases	13,148	14,213
Accrued swap liability	1,459	1,455
Total long-term liabilities	524,781	505,239

Equity:
Members’ equity	289,189	280,538
Noncontrolling interest	(1,181)	(732)
Accumulated other comprehensive loss	(1,959)	(1,290)
Total equity	286,049	278,516
	$910,870	$873,196

See accompanying notes to condensed consolidated financial statements.

Trilogy Investors, LLC

Condensed Consolidated Statements of Comprehensive Income
(Unaudited - Amounts in Thousand)

	For the Nine Months Ended
	September 30,
	2015	2014
Revenues:
Net patient service revenues	$507,295	$443,387
Other operating revenues	60,600	57,042
Total revenues	567,895	500,429

Operating expenses:
Salaries, wages, and benefits	320,887	280,277
Supplies	81,176	73,748
Professional fees	18,420	16,461
Utilities	12,060	11,546
Leases	23,887	24,344
Insurance and taxes, other than income	11,685	11,402
Bad debt expense	5,002	7,085
Transaction costs	4,062	—
Other operating expenses	33,342	27,333
Total operating expenses	510,521	452,196

Operating income	57,374	48,233

Interest	20,032	19,618
Loss on extinguishment of debt	—	590
Interest income from swap	(663)	(669)
Depreciation and amortization	29,500	21,732
Other nonoperating expenses	(128)	370

Net income from continuing operations	8,633	6,592
Net income from discontinued operations, net of taxes	8	16,009
Net income	8,641	22,601

Less net loss attributable to non-controlling interest	(556)	(1,715)
Net income attributable to parent	9,197	24,316
Net change in value of interest rate swap	(669)	1,533
Parent comprehensive income	$8,528	$25,849

See accompanying notes to condensed consolidated financial statements.
.

Trilogy Investors, LLC

Condensed Consolidated Statements of Members’ Equity
(Unaudited - Amounts in Thousands)

	Total			Accumulated
	Parent		Total	Other
	Members’	Noncontrolling	Members’	Comprehensive	Total
	Equity	Interest	Equity	Loss	Equity

Balance as of January 1, 2015	$280,538	$(732)	$279,806	$(1,290)	$278,516
Net income attributable to parent	9,197	—	9,197	—	9,197
Net loss attributable to noncontrolling interest	—	(556)	(556)	—	(556)
Member distributions	(581)	—	(581)	—	(581)
Consolidation of interest in joint ventures	35	—	35	—	35
Contributions from noncontrolling interest	—	107	107	—	107
Unrealized loss on cash flow hedge	—	—	—	(669)	(669)
Balance as of September 30, 2015	$289,189	$(1,181)	$288,008	$(1,959)	$286,049

See accompanying notes to condensed consolidated financial statements.

Trilogy Investors, LLC

Condensed Consolidated Statements of Cash Flows
(Unaudited - Amounts in Thousands)

	Nine months ended
	September 30,
	2015	2014
Operating activities
Net Income	$8,641	$22,601
Net income from discontinued operations	8	16,009
Net income from continuing operations	8,633	6,592
Adjustments to reconcile net income to cash from operating activities:
Depreciation and amortization	29,500	21,732
Gain on disposal of property and equipment	6	267
Interest from terminated swap	(663)	(669)
Straight-line lease expense	1,045	1,403
Bad debt expense	5,002	7,085
Loss on extinguishment of debt	–	590
Loss from unconsolidated joint ventures	6,526	1,590
Changes in operating assets and liabilities:
Patient receivables, net	(12,445)	(8,877)
Other current assets	235	(4,628)
Accounts payable, accrued expenses, and other current liabilities	(240)	4,443
Net cash provided by operating activities – continuing	37,599	29,528
Net cash provided by (used in) operating activities – discontinued operations	8	(4,745)
Net cash provided by operating activities	37,607	24,783

Investing activities
Purchase of property and equipment	(29,298)	(16,604)
Lease buyout/purchase of building	(4,268)	(22,074)
Proceeds from sale of property and equipment	6	5
Acquisition of pharmacy	(3,843)	–
Investments in joint ventures	(7,850)	(1,550)
Other assets	(208)	700
Net cash used in investing activities – continuing	(45,461)	(39,523)
Net cash provided by investing activities – discontinued	–	1,758
Net cash used in investing activities	(45,461)	(37,765)

Financing activities
Proceeds from revolving credit agreements	34,500	7,530
Payments on line of credit	(21,500)	(13,770)
Proceeds from long-term debt	4,326	134,542
Proceeds from construction loan	4,250	–
Payments on long-term debt	(3,339)	(94,080)
Payments on capital lease	(6,556)	(6,173)
Repayment of shareholder notes	–	(10,000)
Increase in restricted funds	(1,456)	(8,727)
Net members distributions	(581)	(2,689)
Contributions from noncontrolling interest	–	142
Other	(177)	(4,500)
Net cash provided by financing activities	9,467	2,275

Net change in cash and cash equivalents	1,613	(10,707)
Cash and cash equivalents at beginning of period	14,855	24,888
Cash and cash equivalents at end of period	$16,468	$14,181
See accompanying notes to condensed consolidated financial statements.

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements
September 30, 2015
1. Summary of Accounting Policies
Principles of Consolidation
The condensed consolidated financial statements include the accounts of Trilogy Investors, LLC (a Delaware limited liability company), and its wholly owned subsidiaries. Significant intercompany balances and transactions have been eliminated. Collectively, all entities in the condensed consolidated financial statements are referred to as “the Company” or “Trilogy.”
Organization
The Company owns, leases, and manages ninety-six (96) health care campuses comprising approximately 6,400 long-term care beds, 3,400 assisted living beds and 300 independent living units in the states of Indiana, Kentucky, Ohio and Michigan. The long-term health care environment historically has undergone changes with regard to third-party reimbursements and regulatory compliance issues and competition among other health care providers. The Company continually monitors these industry developments, as well as other factors that affect its business. It is expected that the industry will continue to evolve and such changes could have a material impact on the financial condition of the Company.
The sole member of Trilogy Health Services, LLC (THS), Trilogy FSC Investors, LLC (Trilogy FSC) and Trilogy Management Services, LLC (TMS) is Trilogy Management Holdings, LLC (TMH). TMH’s sole member is Trilogy Investors, LLC. All management services for the day-to-day business operations for the Company have been consolidated in TMS, which manages all of the facilities operated by the Company.
On December 1, 2015, approximately 96 percent of the Company’s equity was acquired by a joint venture between Griffin-American Healthcare REIT III, Inc. (Griffin-American) and NorthStar Healthcare Income, Inc. (NHI) for a purchase price that was based on a total company valuation of approximately $1.125 billion. Griffin-American owns 70 percent of the joint venture and will act as its manager. NHI owns 30 percent of the joint venture. Trilogy’s management team retained approximately 4 percent of the equity interest. (December 1 Transaction)
Prior to closing, the Company spun off its management company, TMS, which will continue to operate the assets under a management contract.

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

1. Summary of Accounting Policies (continued)
Use of Estimates
The preparation of financial statements in conformity with U.S. Accounting Standards requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. It is reasonably possible that actual results could differ significantly from those estimates and significant changes to estimates could occur in the near term.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. As such, they do not include all of the information and footnotes required by GAAP for complete financial statements and should be read in conjunction with the Company’s latest annual audited financial statements.
In the opinion of management, for all periods presented, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim periods presented herein are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.
Recently issued accounting pronouncements
In September 2015, the Financial Accounting Standards Board (the FASB) issued authoritative guidance that eliminates the requirement to restate prior period financial statements for measurement period adjustments. The new guidance requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. The new guidance is effective for interim and annual periods beginning after December 15, 2015, and early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s business, financial position, results of operations or liquidity.

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

1. Summary of Accounting Policies (continued)
In April 2015, the FASB issued authoritative guidance which changes the balance sheet presentation requirements for debt issuance costs. To simplify presentation of debt issuance costs, the amendments require that debt issuance costs, other than those paid to the lender, be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts. In August 2015, the FASB issued an update based upon a Securities and Exchange Commission (SEC) Staff Announcement, which addresses the application of the guidance to line-of-credit arrangements. The SEC announcement confirms that these arrangements are not within the scope of the new guidance. The guidance is effective for interim and annual periods beginning on or after December 15, 2015. The guidance should be applied on a retrospective basis, and early adoption is permitted. The adoption of this standard is not expected to have an impact on the Company’s business, financial position, results of operations or liquidity, other than presentation on the consolidated balance sheet.
In February 2015, the FASB issued authoritative guidance which changes the evaluation of certain legal entities for consolidation. Specifically, the guidance (i) modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities, (ii) eliminates the presumption that a general partner should consolidate a limited partnership, (iii) affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships and (iv) provides a scope exception from consolidation guidance for reporting entities with interest in legal entities in certain investment funds. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted for all entities. The guidance is not expected to have an impact on the Company’s business, financial position, results of operations or liquidity.
In January 2015, the FASB issued authoritative guidance which eliminated from United States generally accepted accounting principles (GAAP) the concept of extraordinary items. The FASB issued this update as part of its initiative to reduce complexity in accounting standards, also referred to as the Simplification Initiative. The guidance is effective for all interim and annual reporting periods beginning after December 15, 2015. Early adoption is permitted for all entities. The guidance is not expected to have an impact on the Company’s business, financial position, results of operations or liquidity.
In May 2014, the FASB issued authoritative guidance which changes the requirements for recognizing revenue when entities enter into contracts with customers. Under the new provisions,

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

1. Summary of Accounting Policies (continued)
an entity will recognize revenue when it transfers promised goods or services to customers in an amount that reflects what it expects in exchange for the goods or services. It also requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. In July 2015, the FASB finalized a one year deferral of the new revenue standard with an updated effective date for non-public entities for interim and annual periods beginning on or after December 15, 2018. Entities are not permitted to adopt the standard earlier than the original effective date, which was on or after December 15, 2016. The Company is currently assessing the impact the adoption of this standard will have on the consolidated financial statements.
2. Discontinued Operations
On March 24, 2014, the Company entered into an asset purchase agreement for the sale of its home health division for $9.0 million. The Company issued a non-interest bearing note receivable of $3.9 million and received cash of $5.1 million related to the sale. The note is payable in annual installment payments in December of each year starting in December 2014 through December 2018. The cash proceeds were used to pay off a $5.0 million bridge loan.
On May 5, 2014, the Company exited the state of Illinois with the sale of its Crete facility for $23.0 million. The Company issued an interest only note receivable to the buyer for $2 million payable 3 years from the date of purchase. The note bears interest of 5% annually which is paid in monthly installments. The remaining cash proceeds of $21 million were used to buy-out leased properties.
In accordance with authoritative guidance, the Home Health and Crete results of operations were classified as discontinued operations in the Condensed Consolidated Statement of Comprehensive Income for the nine months ended September 30, 2014.

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

2. Discontinued Operations (continued)
Below is a summary of the results of operations of the assets sold in 2014 for the nine months ended September 30, 2014 (amounts in thousands):

	Crete Facility	Home Health	Total
Revenues:
Net patient service revenues	$2,765	$2,524	$5,289
Other	191	(10)	181
	2,956	2,514	5,470
Operating expenses:
Salaries, wages, and benefits	1,257	2,097	3,354
Supplies	310	165	475
Professional fees	385	91	476
Utilities	114	14	128
Leases	34	79	113
Insurance and taxes, other than income	497	8	505
Bad debt	63	19	82
Other operating expenses	103	257	360
Operating expenses	2,763	2,730	5,493

Nonoperating expenses:
Interest expense	137	—	137
Depreciation and amortization	153	38	191
Gain on sale of assets	(12,991)	(3,369)	(16,360)

Net income from discontinued operations, net of taxes	$12,894	$3,115	$16,009

3. Acquisitions and Dispositions
On February 1, 2015, the Company completed the purchase of a pharmaceutical company through its wholly owned subsidiary PCA Pharmacy LLC for $5.7 million. The Company signed a note for $2.0 million and paid cash of $3.7 million. The note bears a 5.0% annual interest rate with payments due on a quarterly basis. Principal on the note payable is due in two annual installments on January 2016 and 2017. Approximately $3.9 million of the purchase price was assigned to the value of the customer contracts acquired.

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

3. Acquisitions and Dispositions (continued)
On June 1, 2015, the Company completed the purchase of a long term care campus in Goshen, Indiana through its wholly owned subsidiary Trilogy FSC Investors, LLC for $4.3 million in cash and $9.7 million assumption of debt. Approximately $12.6 million of the purchase price was assigned to land and building and $1.4 million was allocated to goodwill.
4. Long-Term Debt and Revolving Lines of Credit
Long-term debt consists of the following:

	September 30,	December 31,
	2015	2014

Revolving lines of credit	$267,100	$254,100

Term loans	38,489	39,188
HUD mortgages	204,515	197,318
Construction loans	7,156	2,966
Note payable	2,140	240
Total debt	252,300	239,712

Current portion of debt	9,226	4,241
Long term debt	$243,074	$235,471

On June 1, 2015, the Company assumed a $9.7 million HUD loan as a result of our acquisition of a long term care campus in Goshen, Indiana. The stated interest rate on the Goshen loan is 2.55%.
On August 21, 2015 the Company closed on a construction loan to fund the construction of a campus in Madison, Indiana (Madison Loan). The maximum amount of the loan is $13.2 million and required interest only payments for 36 months. Thereafter principal payments on the secured term loan will be calculated using a twenty-five year amortization schedule. The Madison Loan carries a stated rate of 6.0% plus One-Month LIBOR. At September 30, 2015, $4.3 million is drawn on the construction loan with an interest rate of 6.20%.
As part of the December 1 Transaction, the revolvers, term loans and notes were paid off in full. The HUD mortgages and Madison Loan were assumed by the buyers.

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

5. Financial Instruments
U.S. accounting standards define fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the Company’s principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.
U.S. accounting standards establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:
Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.
Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.
Level 3: Significant unobservable inputs that reflect a reporting entity’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.
In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.
The Company’s derivatives, which are comprised of interest rate swaps, are reported at fair value utilizing Level 2 inputs. The Company obtains fair values from financial institutions who utilize internal models with observable market data inputs to estimate the values of these instruments.
As of September 30, 2015, the Company had the following Level 2 assets and liabilities measured at fair value (amounts in thousands):

Assets:
Restricted funds	$21,690

Liabilities:
Interest rate swap	$3,889

Trilogy Investors, LLC
Notes to Unaudited Condensed Consolidated Financial Statements (continued)

6. Commitments and Contingencies
The Company is party to various legal matters arising in the ordinary course of business including patient-care related claims and litigation. The Company believes that the resolution of such matters will not result in liability materially in excess of accounting accruals established with respect to such matters.
The Company is self-insured for general and professional and workers compensation liabilities up to certain per occurrence and annual aggregate deductible limits. The liability represents the estimated ultimate cost of all asserted and unasserted claims incurred through the condensed consolidated balance sheet date. The reserve for unpaid losses and loss adjustment expenses is estimated using individual case-based valuations, statistical analyses, and the expertise of an independent actuary. The professional and general liability and workers compensation liability insurance coverage accrual is $15.3 million at September 30, 2015, and $11.0 million at December 31, 2014, and is included in accrued expense and other in the consolidated balance sheets.
The Company maintains a self-funded medical insurance plan maintained for all full-time and part-time employees and their eligible dependents, subject to eligibility requirements. The amounts funded by the Company are based upon medical claims processed and submitted for payment on a monthly basis by a third-party administrator. A stop-loss liability insurance policy (reinsurance) has been purchased that reimburses the Company for individual participant claims incurred in excess of $150,000. Medical claims for the nine months ended September 30, 2015, approximated $21.4 million.
7. Subsequent Events
Management is required to consider and investigate the existence of transactions or events that would qualify as subsequent events in relationship to their financial statements. Management has performed an analysis of the activities and transactions subsequent to September 30, 2015, to determine the need for any adjustments to and/or disclosures within the audited financial statements for the year ended September 30, 2015. Management has performed their analysis through December 15, 2015, the date the financial statements were available to be issued.